April 12, 2023

Special Meeting of Shareholders

Salisbury Bancorp, Inc.

Forward Looking Statements

This presentation contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results, performance or achievements of Salisbury may differ materially from those discussed in these forward-looking statements. We refer you to the documents Salisbury files from time to time with the Securities and Exchange Commission, especially the Company's last filed Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this presentation, and Salisbury assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Unaudited data

All of the financial data presented herein is unaudited.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

Welcome

- David B. Farrell, Chairman
  Salisbury Bancorp, Inc.

Board of Directors

- George E. Banta
- Arthur J. Bassin
- Rick Cantele
- David B. Farrell
- Paul S. Hoffner
- Holly J. Nelson
- Neila B. Radin
- Grace E. Schalkwyk

Guests

- Gene Capello, CT Hagberg LLC (Inspector of Election)
- Jennifer DiBella, Updike, Kelly & Spellacy, P.C. (General Counsel)
- Dan Flaherty, Managing Director, FIG Group, Janney Montgomery Scott (Financial Advisor)
- John Marsh, Principal, Baker Newman Noyes (Independent Auditor)
- Jordin Milano, Audit Senior Manager, Baker Newman Noyes (Independent Auditor)
- Tracie Vicki, Managing Director – Business Development, Morrow Sodali (Proxy Solicitor)

Business of the Meeting

1. To approve the Agreement and Plan of Merger by and among NBT Bancorp, Inc., NBT Bank, National Association, Salisbury Bancorp, Inc., and Salisbury Bank and Trust Company dated December 5, 2022, pursuant to which Salisbury and Salisbury Bank will merge with and into NBT and NBT Bank, with NBT as the surviving entity.
2. To approve on an advisory (non-binding) basis, specified compensation that may become payable to the Named Executive Officers of Salisbury in connection with the merger.

1. Approval of Merger

To approve the Agreement and Plan of Merger by and among NBT Bancorp, Inc., NBT Bank, National Association, Salisbury Bancorp, Inc., and Salisbury Bank and Trust Company dated December 5, 2022, pursuant to which Salisbury and Salisbury Bank will merge with and into NBT and NBT Bank, with NBT as the surviving entity.

2. Approval of Compensation

To approve on an advisory (non-binding) basis, specified compensation that may become payable to the Named Executive Officers of Salisbury in connection with the merger.

Polls Closed

- Tabulation of Votes

Results – Report of Inspector of Election

Questions

April 12, 2023

Special Meeting of Shareholders

Salisbury Bancorp, Inc.